Exhibit 99.1

First National Corporation Reports RECORD THIRD Quarter

AND YEAR TO DATE 2026 FINANCIAL PERFORMANCE

STRASBURG, Va., October 23, 2026 --- First National Corporation (the “Company” or “First National”) (NASDAQ: FXNC), the bank holding company of First Bank (the “Bank”), reported consolidated net income of $6.9 million and basic and diluted earnings per common share of $0.76, for the three months ended September 30, 2026. The Company reported consolidated net income of $17.5 million and basic and diluted earnings per common share of $1.94 and $1.93, respectively, for the nine months ended September 30, 2026.

"We are extremely pleased with our record financial performance for the quarter and the year. Organic loan growth continued in the third quarter with strong new loan production in all our markets. The improved net interest margin, excellent asset quality, and expense management drove the financial performance in the third quarter. Our branch optimization process was completed as we closed and consolidated three banking offices and closed our off-site ATMs in the third quarter. In early October we completed the sale of our two North Carolina banking offices and will book a gain in the fourth quarter," said Scott C. Harvard, President and Chief Executive Officer of First National Corporation.

FINANCIAL HIGHLIGHTS FOR THIRD QUARTER OF 2026

●	Basic earnings per share of $0.76 per share, compared to $0.62 one year prior, and $0.64 in the previous quarter
●	Return on average assets of 1.32% compared to 1.09% one year prior, and 1.11% in the previous quarter
●	Return on average equity of 14.02% compared to 12.43% one year prior, and 12.03% in the previous quarter
●	Tax equivalent net interest margin(1) of 4.38%, up from 3.84% one year prior, and 4.15% in the previous quarter
●	Net loan growth of $13.6 million for the quarter, a 3.7% annualized growth rate
●	Asset quality remained sound with non-performing assets at 0.26% of total assets
●	Noninterest bearing deposits of $520.1 million, or 28% of deposits, contributed to our low funding cost

FINANCIAL HIGHLIGHTS FOR YEAR TO DATE 2026

●	Basic earnings per share of $1.94 per share, compared to $1.36 one year prior
●	Adjusted basic earnings per share (1) of $1.94 per share, compared to $1.51 one year prior
●	Return on average assets of 1.15% compared to 0.81% one year prior
●	Return on average equity of 12.26% compared to 9.47% one year prior
●	Tax equivalent net interest margin(1) of 4.19%, up from 3.85% one year prior
●	Net loan growth of $67.3 million for the year, a 4.7% growth rate

NET INTEREST INCOME

For the third quarter of 2026, the Company’s net interest margin fully tax equivalent ("FTE")(1) was 4.38%, compared to 4.15% for the second quarter of 2026 and 3.84% in the third quarter of 2025. The Company’s net interest margin (FTE)(1) for the third quarter of 2026 includes the impact of acquisition accounting fair value adjustments. Net accretion income related to acquisition accounting was $867 thousand, an 18-basis point incremental increase to the net interest margin for the third quarter ended September 30, 2026. Prior period acquisition accounting resulted in net accretion income of $245 thousand, or a 5-basis point incremental increase to the net interest margin for the quarter ended June 30, 2026, and net accretion income of $43 thousand, with no incremental impact to the net interest margin for the third quarter ended September 30, 2025. The increase in net accretion income as compared to prior quarters was driven by payoffs on purchased loans.

Earning asset yields for the third quarter of 2026 increased 24 basis points to 5.55% compared to the second quarter of 2026. For the third quarter of 2026, net interest income FTE(1) was $21.3 million, an increase of $1.2 million from $20.1 million in the second quarter of 2026 due to improved yields and interest income related to acquisition accounting.

The impact of acquisition accretion and amortization is reflected in the following table (dollars in thousands):

	For the Three Months Ended			For the Nine Months Ended
	Sept 30, 2026	Jun 30, 2026	Sept 30, 2025	Sept 30, 2026	Sept 30, 2025
Loans	$958	$334	$81	$1,586	$1,011
Deposits	(14)	(14)	55	(38)	218
Borrowings	(77)	(75)	(93)	(225)	(279)
	$867	$245	$43	$1,323	$950

ALLOWANCE AND PROVISION FOR CREDIT LOSSES

The Company recorded no net provision for credit losses in the third quarter of 2026, compared to $426 thousand for the second quarter of 2026. The third quarter provision was comprised of a $64 thousand provision for credit losses on loans, a $79 thousand reduction in provision for credit losses on unfunded commitments, and a $15 thousand provision for credit losses on securities.  Net charge-offs totaled $594 thousand in the third quarter of 2026, compared to net charge-offs of $105 thousand in the second quarter of 2026 and net charge-offs of $939 thousand in the third quarter of 2025.

The allowance for credit losses on loans totaled $14.4 million, or 0.96% of total loans on September 30, 2026, compared to $14.9 million, or 1.00% of total loans on June 30, 2026, and $14.4 million, or 1.01% of total loans on September 30, 2025. The allowance for credit losses to total loans decreased from the prior period and prior year due to declines in specific reserves on individually analyzed loans and lower calculated reserves on pooled loans. The allowance for credit losses to non-performing assets coverage was 268% on September 30, 2026, compared to 315% on June 30, 2026, and 253% on September 30, 2025.

NONINTEREST INCOME AND EXPENSE

Noninterest income increased $66 thousand to $4.1 million for the third quarter of 2026 from $4.0 million in the prior quarter. The increase in noninterest income includes increases in wealth management fees, income from bank owned life insurance, and gains on sale of loans held for sale, offset by decreases in brokered mortgage fees, loss on disposals, and other operating income compared to the prior quarter.

Noninterest expense increased $259 thousand to $16.7 million for the third quarter of 2026 from $16.4 million in the prior quarter. The increase in noninterest expense includes increases in employee benefit expense related to our above target net income as well as other real estate owned expense, offset by decreases in marketing expense, legal and professional fees, and other operating expense.

Two banking offices in Roanoke Rapids and Louisburg, North Carolina, including most of the deposit and loan accounts associated with those offices were sold in early October. The company anticipates a one-time gain on the sale of the offices in the fourth quarter of 2026.  The Bank consolidated three additional banking offices and discontinued low-volume ATMs at non-branch locations during the third quarter of 2026. The consolidation resulted in other real estate owned expense of $212 thousand in the third quarter. These two closed banking offices are carried as our only other real estate owned and as non-performing assets. The sale and consolidation combined will reduce the number of banking offices from 33 to 28 by year end. The goals of these branch optimization actions are to streamline operations, improve future profitability and allocate resources to faster growing markets.

INCOME TAXES

Income tax expense was $1.7 million for the third quarter of 2026, compared to $1.4 million for the second quarter of 2026. The effective tax rate of 19.7% for the third quarter of 2026 increased slightly from 19.5% in the second quarter of 2026 due to changes in permanent tax differences.

BALANCE SHEET

On September 30, 2026, total assets were $2.075 billion, an increase of $44.1 million or 2.2% from September 30, 2025. Total assets were consistent with the prior quarter with the increase in loan growth offset by decreases in cash and cash equivalents and investment securities, and the increase from the prior year was driven by loan growth funded by decreases in cash and cash equivalents and securities held to maturity.

On September 30, 2026, loans held for investment ("LHFI") net of allowance totaled $1.486 billion, an increase of $13.4 million or 3.6% annualized from $1.472 billion on June 30, 2026, and an increase of $67.3 million or 4.7% from $1.419 billion on September 30, 2025. Net loan growth in the third quarter and for the year has been driven by increased production from newly hired bankers along with our continued focus on relationship banking.

On September 30, 2026, total investments were $306.8 million, a decrease of $16.0 million or 5.0% from June 30, 2026, and an increase of $1.3 million or 0.4% from September 30, 2025. Available for sale ("AFS") securities totaled $218.7 million on September 30, 2026, and $227.8 million on June 30, 2026, and $196.5 million on September 30, 2025. The increase compared to the prior year was driven by security purchases exceeding portfolio cashflows and utilization of excess cash. Total net unrealized losses on the AFS securities portfolio were $21.4 million on September 30, 2026, compared to $15.8 million on June 30, 2026, and $15.4 million on September 30, 2025. Held to maturity securities are carried at amortized cost and totaled $82.6 million on September 30, 2026, $89.4 million on June 30, 2026, and $104.6 million on September 30, 2025.

On September 30, 2026, total deposits were $1.829 billion, a decrease of $2.4 million or 0.5% annualized from the prior quarter, and an increase of $19.2 million or 1.1% from September 30, 2025. Average deposit balances for the third quarter declined $17.6 million or 3.8% annualized. Overall, deposit balances were relatively stable in comparison with the prior quarter and the prior year with decreases primarily in interest-bearing demand deposits. There were $25.0 million in other borrowings with the Federal Home Loan Bank on September 30, 2026 and June 30, 2026 and no borrowings on September 30, 2025.

LIQUIDITY

Liquidity sources available to the Bank, including interest-bearing deposits in banks, unpledged securities available for sale, at fair value, and available lines of credit totaled $721.6 million on September 30, 2026, $747.8 million on June 30, 2026, and $676.1 million on September 30, 2025.

The Bank maintains liquidity to fund loan growth and to meet potential demand from deposit customers, including potential volatile deposits. The estimated amount of uninsured customer deposits totaled $575.8 million on September 30, 2026, $573.8 million on June 30, 2026, and $555.0 million on September 30, 2025. Excluding municipal deposits that have collateral pledged, the estimated amount of uninsured customer deposits totaled $483.3 million on September 30, 2026, $466.9 million on June 30, 2026, and $473.4 million on September 30, 2025.

ASSET QUALITY

Non-performing assets ("NPAs") increased slightly from the prior period and improved from the prior year as previously reserved loans were charged off since the third quarter of 2025. Management classifies NPAs as non-accrual loans and other real estate owned ("OREO"). The Bank had $747 thousand in OREO on September 30, 2026, and no OREO on June 30, 2026 or September 30, 2025. The OREO increase is from the carrying values of two closed banking offices driven by the one-time event of the branch consolidation. Non-accrual loans as a percentage of total loans decreased from prior period and prior year to 0.31% on September 30, 2026. NPAs increased by $647 thousand to $5.4 million on September 30, 2026, compared to $4.7 million on June 30, 2026, but decreased by $318 thousand from $5.7 million on September 30, 2025.

Loans past due over 90 days or more and still accruing interest were $0 on September 30, 2026 and on June 30, 2026, and $388 thousand on September 30, 2025. Loans past-due 30-89 days and still accruing interest increased to $3.4 million, or 0.23% of total loans on September 30, 2026, $2.5 million, or 0.17% of total loans on June 30, 2026, and $3.6 million, or 0.25%, of total loans on September 30, 2025.  The health care provider portfolio balance continues to decline with $7.9 million in loan balances and $3.0 million in remaining unamortized premiums. The portfolio has loans totaling $1.4 million currently on non-accrual that are specifically reserved at $1.0 million.

CAPITAL

During the third quarter of 2026, the Company declared and paid cash dividends of $0.17 per common share, compared to $0.17 in the second quarter of 2026 and $0.155 in the third quarter of 2025. Tangible book value per share(1) grew to $19.94 on September 30, 2026, from $19.71 per share on June 30, 2026, and $18.26 on September 30, 2025.

The following table provides capital ratios and values for the periods ended:

First National Corporation (2)	Sept 30, 2026	Jun 30, 2026	Sept 30, 2025
Total risk-based capital ratio	15.14%	14.81%	15.15%
Tier 1 risk-based capital ratio	13.59%	13.22%	12.83%
Common equity Tier 1 capital ratio	12.98%	12.60%	12.20%
Leverage ratio	10.00%	9.62%	9.24%
Tangible common equity to tangible assets (1)	8.77%	8.65%	8.17%
Tangible book value per share (1)	$19.94	$19.71	$18.26

First Bank	Sept 30, 2026	Jun 30, 2026	Sept 30, 2025
Total risk-based capital ratio (3)	14.19%	13.91%	13.40%
Tier 1 risk-based capital ratio (3)	13.20%	12.87%	12.36%
Common equity Tier 1 capital ratio (3)	13.20%	12.87%	12.36%
Leverage ratio (3)	9.77%	9.44%	8.88%
Tangible common equity to tangible assets (1)	8.82%	8.75%	8.18%

ABOUT FIRST NATIONAL CORPORATION

First National Corporation (NASDAQ: FXNC) is the parent company and bank holding company of First Bank, a community bank that first opened for business in 1907 in Strasburg, Virginia. The Bank offers loan and deposit products and services through its bankers, consumer and business mobile banking platforms, a network of ATMs located throughout its market area, a loan production office, a customer service center in a retirement community, and twenty-eight banking office locations located throughout the Shenandoah Valley, the Roanoke Valley, the Richmond MSA, and the south-central regions of Virginia. In addition to providing traditional banking services, the Bank operates a wealth management division under the name First Bank Wealth Management. First Bank also owns First Bank Financial Services, Inc., which owns an interest in a title insurance company.

NON-GAAP FINANCIAL MEASURES

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends, and comparing financial results to other financial institutions. The non-GAAP financial measures presented in this document include adjusted operating net income, adjusted operating non-interest expense, adjusted basic and diluted earnings per share, adjusted return on average assets, adjusted return on average equity, pre-provision pre-tax earnings, adjusted pre-provision pre-tax earnings, fully taxable equivalent interest income, the fully tax-equivalent net interest margin, the efficiency ratio, tangible book value per share, and tangible common equity to tangible assets.

The Company believes certain non-GAAP financial measures enhance the understanding of its business and performance. Non-GAAP financial measures are supplemental and not a substitute for, or more important than, financial measures prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure is included at the end of this release.

FORWARD-LOOKING STATEMENTS

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s plans, objectives, strategies, expectations and intentions, including with respect to the Company's branch sales and other branch optimization initiatives, and other statements that are not historical facts, and other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” "will," "continue," and “projects,” as well as similar expressions. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that the Company will achieve the anticipated benefits of its plans and strategies or that its actual results, performance, or achievements will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties and speak only as of the date of this release. The Company undertakes no obligations to update or revise any forward-looking statement, except as required by law. For details on factors that could affect expectations, future events, or results, see the risk factors and other cautionary language included in First National Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025 and other filings with the Securities and Exchange Commission (the “SEC”).

CONTACTS

Scott C. Harvard	Brad E. Schwartz
President and CEO	Executive Vice President and CFO
(540) 545-7695	(540) 465-6130
sharvard@fbvirginia.com	bschwartz@fbvirginia.com

FIRST NATIONAL CORPORATION

Performance Summary

(in thousands)

(unaudited)
	For the Three Months Ended			For the Nine Months Ended
	Sept 30, 2026	Jun 30, 2026	Sept 30, 2025	Sept 30, 2026	Sept 30, 2025
Income Statement
Interest and dividend income
Interest and fees on loans	$23,496	$22,145	$21,430	$66,658	$63,661
Interest on deposits in banks	1,169	$1,288	1,733	3,627	5,295
Interest on federal funds sold	—	—	1	—	40
Taxable interest on securities	1,899	1,843	1,562	5,528	4,189
Tax-exempt interest on securities	292	293	296	877	894
Dividends	64	64	65	192	194
Total interest and dividend income	$26,920	$25,633	$25,087	$76,882	$74,273
Interest expense
Interest on deposits	$5,471	$5,410	$6,246	$16,295	$18,363
Interest on subordinated debt	171	170	479	509	1,414
Interest on junior subordinated debt	69	69	67	204	199
Interest on other borrowings	3	3	—	11	3
Total interest expense	$5,714	$5,652	$6,792	$17,019	$19,979
Net interest income	$21,206	$19,981	$18,295	$59,863	$54,294
Provision for credit losses	—	426	193	876	1,936
Net interest income after provision for credit losses	$21,206	$19,555	$18,102	$58,987	$52,358
Noninterest income
Service charges on deposit accounts	$940	$913	$985	$2,777	$3,018
ATM and check card fees	1,143	1,155	1,336	3,345	3,460
Wealth management fees	1,009	902	910	2,822	2,675
Fees for other customer services	334	295	407	916	895
Brokered mortgage fees	79	153	166	347	459
Income from bank owned life insurance	289	241	284	789	761
Net (loss) gains on securities available for sale	—	—	—	8	—
Net gains on sale of loans held for sale	46	4	5	51	5
Bargain purchase gain	—	—	304	—	304
Net gain on subordinated debt payoff	—	—	—	—	80
(Loss) gain on disposal of premises and equipment	(12)	56	—	44	—
Other operating income	256	299	103	827	343
Total noninterest income	$4,084	$4,018	$4,500	$11,926	$12,000
Noninterest expense
Salaries and employee benefits	$9,341	$9,006	$8,487	$27,329	$25,209
Occupancy	1,002	974	1,025	2,948	3,038
Equipment	1,067	1,131	1,056	3,291	3,138
Marketing	353	476	324	1,170	830
Supplies	199	192	158	537	573
Legal and professional fees	646	742	660	2,076	1,775
ATM and check card expense	629	608	569	1,808	1,545
FDIC assessment	254	224	305	705	1,034
Bank franchise tax	395	395	350	1,170	1,015
Data processing expense	435	435	495	1,264	1,761
Core deposit intangible amortization expense	434	433	442	1,301	1,325
Other real estate owned expense (income), net	212	—	—	212	(7)
Net loss on disposal of premises and equipment	—	—	(23)	—	(16)
Merger expense	—	—	—	—	2,032
Other operating expense	1,729	1,821	1,934	5,304	6,056
Total noninterest expense	$16,696	$16,437	$15,782	$49,115	$49,308
Income before income taxes	$8,594	$7,136	$6,820	$21,798	$15,050
Income tax expense	1,694	1,393	1,270	4,268	2,851
Net income	$6,900	$5,743	$5,550	$17,530	$12,199

FIRST NATIONAL CORPORATION

Performance Summary

(in thousands, except share and per share data)

(unaudited)
	At or for the Three Months Ended			At or for the Nine Months Ended
	Sept 30, 2026	Jun 30, 2026	Sept 30, 2025	Sept 30, 2026	Sept 30, 2025
Common Share and Per Common Share Data
Earnings per common share, basic	$0.76	$0.64	$0.62	$1.94	$1.36
Adjusted earnings per common share, basic (1)	$0.76	$0.64	$0.58	$1.94	$1.51
Weighted average shares, basic	9,050,059	9,041,314	8,999,153	9,041,056	8,988,692
Earnings per common share, diluted	$0.76	$0.63	$0.62	$1.93	$1.35
Adjusted earnings per common share, diluted (1)	$0.76	$0.63	$0.58	$1.93	$1.50
Weighted average shares, diluted	9,084,052	9,068,347	9,023,185	9,066,673	9,010,432
Shares outstanding at period end	9,057,224	9,042,629	9,009,209	9,057,224	9,009,209
Tangible book value per share at period end (1)	$19.94	$19.71	$18.26	$19.94	$18.26
Market price per share at period end	$29.38	$30.02	$22.68	$29.38	$22.68
Cash dividends declared	$0.170	$0.170	$0.155	$0.510	$0.465

Key Performance Ratios
Return on average assets (4)	1.32%	1.11%	1.09%	1.15%	0.81%
Adjusted return on average assets (1)(4)	1.32%	1.11%	1.03%	1.15%	0.90%
Return on average equity (4)	14.02%	12.03%	12.43%	12.26%	9.47%
Adjusted return on average equity (1)(4)	14.02%	12.03%	11.75%	12.26%	10.50%
Net interest margin (4)	4.36%	4.13%	3.83%	4.17%	3.83%
Net interest margin fully tax equivalent (1)(4)	4.38%	4.15%	3.84%	4.19%	3.85%
Efficiency ratio (1)	63.21%	66.59%	67.97%	66.11%	69.46%

Average Balances
Average assets	$2,065,812	$2,079,467	$2,022,958	$2,047,838	$2,021,263
Average earning assets	1,930,945	1,941,385	1,897,328	1,925,959	1,892,933
Average deposits	1,843,968	1,861,554	1,806,310	1,829,463	1,808,016
Average noninterest deposits to total average deposits	28.98%	29.15%	29.13%	28.32%	29.35%
Average shareholders’ equity	$195,262	$191,465	$177,130	191,909	$172,297

Asset Quality
Allowance for credit losses on loans to nonperforming assets	267.70%	315.45%	253.37%	267.70%	253.37%
Allowance for credit losses on loans to period end loans	0.96%	1.00%	1.01%	0.96%	1.01%
Nonperforming assets to period end loans	0.36%	0.32%	0.40%	0.36%	0.40%
Nonperforming assets to total assets	0.26%	0.23%	0.28%	0.26%	0.28%
Non-accrual loans to period end loans	0.31%	0.32%	0.40%	0.31%	0.40%
Non-accrual loans to total assets	0.22%	0.23%	0.28%	0.22%	0.28%
Loan charge-offs	$728	$266	$1,027	$1,703	$4,052
Loan recoveries	134	161	88	462	264
Net charge-offs	594	105	939	1,241	3,788
Non-accrual loans	4,637	4,737	5,702	4,637	5,702
Other real estate owned, net	747	—	—	747	—
Nonperforming assets	5,384	4,737	5,702	5,384	5,702
Loans 30 to 89 days past due, accruing	3,408	2,534	3,580	3,408	3,580
Loans over 90 days past due, accruing	—	—	388	—	388

Capital Ratios (5)
Total capital	$215,522	$210,436	$194,910	$215,522	$194,910
Tier 1 capital	200,457	194,778	179,781	200,457	179,781
Common equity Tier 1 capital	200,457	194,778	179,781	200,457	179,781
Total capital to risk-weighted assets (3)	14.19%	13.91%	13.40%	14.19%	13.40%
Tier 1 capital to risk-weighted assets (3)	13.20%	12.87%	12.36%	13.20%	12.36%
Common equity Tier 1 capital / risk-weighted assets (3)	13.20%	12.87%	12.36%	13.20%	12.36%
Leverage ratio (3)	9.77%	9.44%	8.88%	9.77%	8.88%

FIRST NATIONAL CORPORATION

Performance Summary

(in thousands)

(unaudited)
	For the Period Ended
	Sept 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sept 30, 2025
Balance Sheet
Cash and due from banks	$25,996	$23,294	$22,624	$20,836	$23,716
Interest-bearing deposits in banks	141,580	142,854	165,185	140,074	165,601
Cash and cash equivalents	$167,576	$166,148	$187,809	$160,910	$189,317
Securities available for sale, at fair value	218,668	227,792	217,655	217,538	196,476
Securities held to maturity, at amortized cost (net of allowance for credit losses)	82,513	89,392	101,261	102,872	104,608
Restricted securities, at cost	5,642	5,642	5,642	5,624	4,436
Loans held for sale	262	—	—	—	—
Loans, net of allowance for credit losses	1,485,813	1,472,455	1,449,708	1,435,026	1,418,750
Other real estate owned, net	747	—	—	—	—
Premises and equipment, net	33,162	34,021	34,327	34,561	34,107
Accrued interest receivable	6,732	6,517	6,656	6,467	6,238
Bank owned life insurance	39,371	39,077	38,837	38,577	38,652
Goodwill	3,030	3,030	3,030	3,030	3,030
Core deposit intangibles, net	11,918	12,352	12,785	13,219	13,661
Other assets	19,426	19,219	18,113	20,154	21,479
Total assets	$2,074,860	$2,075,645	$2,075,823	$2,037,978	$2,030,754

Noninterest-bearing demand deposits	$520,058	$520,548	$524,323	$509,874	$511,482
Savings and interest-bearing demand deposits	951,409	953,639	953,399	926,579	931,241
Time deposits	357,273	356,943	359,570	363,095	366,860
Total deposits	$1,828,740	$1,831,130	$1,837,292	$1,799,548	$1,809,583
Other borrowings	25,000	25,000	25,000	25,000	—
Subordinated debt, net	8,537	8,460	8,385	8,312	21,241
Junior subordinated debt	9,279	9,279	9,279	9,279	9,279
Accrued interest payable and other liabilities	7,751	8,188	7,305	9,643	9,442
Total liabilities	$1,879,307	$1,882,057	$1,887,261	$1,851,782	$1,849,545

Common stock	11,320	11,303	11,301	11,282	11,262
Surplus	79,284	78,667	78,400	78,216	78,187
Retained earnings	121,854	116,494	112,288	108,937	104,964
Accumulated other comprehensive (loss), net	(16,905)	(12,876)	(13,427)	(12,239)	(13,204)
Total shareholders’ equity	$195,553	$193,588	$188,562	$186,196	$181,209
Total liabilities and shareholders’ equity	$2,074,860	$2,075,645	$2,075,823	$2,037,978	$2,030,754

Loan Portfolio
Real estate loans:
Construction and land development	$99,991	$113,289	$97,487	$88,424	$78,470
Secured by farmland	10,199	10,348	11,554	11,879	12,812
Secured by 1-4 family residential	526,563	522,763	520,821	527,282	533,458
Other real estate loans	739,805	709,772	701,013	685,099	671,723
Commercial and industrial loans (except those secured by real estate)	106,134	113,205	114,517	117,256	117,047
Consumer installment loans	7,673	8,105	8,060	8,419	8,358
Deposit overdrafts	647	478	547	543	535
All other loans	9,214	9,438	10,407	10,843	10,794
Total loans	$1,500,226	$1,487,398	$1,464,406	$1,449,745	$1,433,197
Allowance for credit losses	(14,413)	(14,943)	(14,698)	(14,719)	(14,447)
Loans, net	$1,485,813	$1,472,455	$1,449,708	$1,435,026	$1,418,750

FIRST NATIONAL CORPORATION

Average Balances, Yields and Rates Paid

(in thousands)

(unaudited)	Three Months Ended
	September 30, 2026			June 30, 2026			September 30, 2025
	Average Balance	Interest Income/ Expense	Yield/ Rate (7)	Average Balance	Interest Income/ Expense	Yield/ Rate (7)	Average Balance	Interest Income/ Expense	Yield/ Rate (7)
Assets
Securities:
Taxable	$250,906	$1,899	3.00%	$256,750	$1,843	2.88%	$242,797	$1,562	2.55%
Tax-exempt (1)	62,745	370	2.33%	62,353	372	2.39%	51,493	375	2.89%
Restricted	4,468	64	5.66%	4,468	64	5.76%	4,436	65	5.80%
Total securities	$318,119	$2,333	2.91%	$323,571	$2,279	2.82%	$298,726	$2,002	2.66%
Loans:
Taxable	$1,483,047	$23,452	6.27%	$1,473,064	$22,103	6.02%	$1,437,946	$21,386	5.90%
Tax-exempt (1)	3,463	55	6.34%	3,460	54	6.31%	3,473	55	6.29%
Total loans	$1,486,510	$23,507	6.27%	$1,476,524	$22,157	6.02%	$1,441,419	$21,441	5.90%
Federal funds sold	13	—	—	1	—	—	55	—	—
Interest-bearing deposits with other institutions	126,303	1,169	3.67%	141,289	1,287	3.66%	157,128	1,734	4.38%
Total earning assets	$1,930,945	$27,009	5.55%	$1,941,385	$25,723	5.31%	$1,897,328	$25,177	5.26%
Less: allowance for credit losses on loans	(15,193)			(15,039)			(15,378)
Total non-earning assets	150,060			153,121			141,008
Total assets	$2,065,812			$2,079,467			$2,022,958
Liabilities and Shareholders’ Equity
Interest bearing deposits:
Checking	$409,383	$1,138	1.10%	$416,041	$1,101	1.06%	$376,344	$1,256	1.32%
Regular savings	210,192	173	0.33%	212,451	171	0.32%	209,909	208	0.39%
Money market accounts	332,549	1,582	1.89%	335,904	1,573	1.88%	330,115	1,882	2.26%
Time deposits	357,452	2,578	2.86%	354,558	2,565	2.90%	363,702	2,900	3.16%
Total interest-bearing deposits	$1,309,576	$5,471	1.66%	$1,318,954	$5,410	1.65%	$1,280,070	$6,246	1.94%
Federal funds purchased	5	—	—	2	—	—	—	—	—
Subordinated debt	8,498	171	8.02%	8,422	170	8.09%	21,304	479	8.92%
Junior subordinated debt	9,279	69	2.95%	9,279	69	2.96%	9,279	67	2.83%
Other borrowings	272	3	4.19%	275	3	3.93%	—	—	—
Total interest-bearing liabilities	$1,327,630	$5,714	1.71%	$1,336,932	$5,652	1.70%	$1,310,653	$6,792	2.06%
Non-interest bearing liabilities
Demand deposits	534,392			542,600			526,240
Other liabilities	8,528			8,470			8,935
Total liabilities	$1,870,550			$1,888,002			$1,845,828
Shareholders’ equity	195,262			191,465			177,130
Total liabilities and Shareholders’ equity	$2,065,812			$2,079,467			$2,022,958
Net interest income (1)		$21,295			$20,071			$18,385
Interest rate spread (1)			3.84%			3.61%			3.21%
Cost of funds			1.22%			1.21%			1.47%
Interest expense as a percent of average earning assets			1.17%			1.17%			1.42%
Net interest margin FTE (1)			4.38%			4.15%			3.84%

FIRST NATIONAL CORPORATION

Average Balances, Yields and Rates Paid

(in thousands)

(unaudited)	Nine Months Ended
	September 30, 2026			September 30, 2025
	Average Balance	Interest Income/ Expense	Yield / Rate (7)	Average Balance	Interest Income/ Expense	Yield / Rate (7)
Assets
Securities:
Taxable	$255,719	$5,528	2.90%	$227,643	$4,189	2.46%
Tax-exempt (1)	62,225	1,110	2.39%	51,380	1,132	2.95%
Restricted	4,467	192	5.78%	4,353	194	5.96%
Total securities	$322,411	$6,830	2.84%	$283,376	$5,515	2.60%
Loans:
Taxable	$1,467,572	$66,529	6.08%	$1,444,739	$63,513	5.88%
Tax-exempt (1)	3,468	163	6.34%	4,117	187	6.08%
Total loans	$1,471,040	$66,692	6.08%	$1,448,856	$63,700	5.88%
Federal funds sold	17	—	—	1,182	40	4.52%
Interest-bearing deposits with other institutions	132,491	3,627	3.67%	159,519	5,295	4.44%
Total earning assets	$1,925,959	$77,149	5.38%	$1,892,933	$74,550	5.27%
Less: allowance for credit losses on loans	(15,091)			(15,624)
Total non-earning assets	136,970			143,954
Total assets	$2,047,838			$2,021,263
Liabilities and Shareholders’ Equity
Interest bearing deposits:
Checking	$409,527	$3,317	1.09%	$370,045	$3,696	1.34%
Regular savings	211,231	521	0.33%	211,635	574	0.36%
Money market accounts	333,069	4,647	1.87%	332,864	5,713	2.30%
Time deposits	357,495	7,810	2.93%	362,860	8,380	3.09%
Total interest-bearing deposits	$1,311,322	$16,295	1.67%	$1,277,404	$18,363	1.92%
Federal funds purchased	9	—	—	1	—	—
Subordinated debt	8,423	509	8.11%	22,500	1,414	8.40%
Junior subordinated debt	9,279	204	2.95%	9,279	199	2.86%
Other borrowings	366	11	4.01%	92	3	4.63%
Total interest-bearing liabilities	$1,329,399	$17,019	1.72%	$1,309,276	$19,979	2.04%
Non-interest bearing liabilities
Demand deposits	518,141			530,612
Other liabilities	8,389			9,078
Total liabilities	$1,855,929			$1,848,966
Shareholders’ equity	191,909			172,297
Total liabilities and Shareholders’ equity	$2,047,838			$2,021,263
Net interest income (1)		$60,130			$54,571
Interest rate spread (1)			3.66%			3.23%
Cost of funds			1.24%			1.45%
Interest expense as a percent of average earning assets			1.19%			1.41%
Net interest margin FTE (1)			4.19%			3.85%

FIRST NATIONAL CORPORATION

Non-GAAP Reconciliation

(in thousands, except share and per share data)

(unaudited)
	For the Three Months Ended			For the Nine Months Ended
	Sept 30, 2026	Jun 30, 2026	Sept 30, 2025	Sept 30, 2026	Sept 30, 2025
Operating Net Income
Net income (GAAP)	$6,900	$5,743	$5,550	$17,530	$12,199
Add: Merger-related expenses	—	—	—	—	2,032
Subtract: Bargain purchase gain	—	—	(304)	—	(304)
Subtract: Tax effect of adjustment (6)	—	—	64	—	(327)
Adjusted operating net income (non-GAAP)	$6,900	$5,743	$5,310	$17,530	$13,600

Adjusted Earnings Per Share, Basic
Weighted average shares, basic	9,050,059	9,041,314	8,999,153	9,041,056	8,988,692
Basic earnings per share (GAAP)	$0.76	$0.64	$0.62	$1.94	$1.36
Adjusted earnings per share, basic (non-GAAP)	$0.76	$0.64	$0.58	$1.94	$1.51

Adjusted Earnings Per Share, Diluted
Weighted average shares, diluted	9,084,052	9,068,347	9,023,185	9,066,673	9,010,432
Diluted earnings per share (GAAP)	$0.76	$0.63	$0.62	$1.93	$1.35
Adjusted diluted earnings per share (non-GAAP)	$0.76	$0.63	$0.58	$1.93	$1.50

Adjusted Pre-Provision, Pre-Tax Earnings
Net interest income	$21,206	$19,981	$18,295	$59,863	$54,294
Total noninterest income	4,084	4,018	4,500	11,926	12,000
Net revenue	$25,290	$23,999	$22,795	$71,789	$66,294
Total noninterest expense	16,696	16,437	15,782	49,115	49,308
Pre-provision, pre-tax earnings (non-GAAP)	$8,594	$7,562	$7,013	$22,674	$16,986
Add: Merger expenses	—	—	—	—	2,032
Subtract: Bargain purchase gain	—	—	(304)	—	(304)
Adjusted pre-provision, pre-tax earnings (non-GAAP)	$8,594	$7,562	$6,709	$22,674	$18,714

Adjusted Performance Ratios
Average assets	$2,065,812	$2,079,467	$2,022,958	$2,047,838	$2,021,263
Return on average assets (GAAP)	1.32%	1.11%	1.09%	1.15%	0.81%
Adjusted return on average assets (non-GAAP)	1.32%	1.11%	1.03%	1.15%	0.90%

Average shareholders’ equity	$195,262	$191,465	$177,130	$191,909	$172,297
Return on average equity (GAAP)	14.02%	12.03%	12.43%	12.26%	9.47%
Adjusted return on average equity (non-GAAP)	14.02%	12.03%	11.75%	12.26%	10.50%

Net Interest Margin
Net interest income	$21,206	$19,981	$18,295	$59,863	$54,294
Tax-equivalent net interest income (non-GAAP)	21,295	20,071	18,385	60,130	54,571
Average earning assets	1,930,945	1,941,385	1,897,328	1,925,959	1,892,933
Net interest margin	4.36%	4.13%	3.83%	4.17%	3.83%
Net interest margin fully tax equivalent (non-GAAP)	4.38%	4.15%	3.84%	4.19%	3.85%

FIRST NATIONAL CORPORATION

Non-GAAP Reconciliation

(in thousands)

(unaudited)	For the Three Months Ended			For the Nine Months Ended
	Sept 30, 2026	Jun 30, 2026	Sept 30, 2025	Sept 30, 2026	Sept 30, 2025
Adjusted Operating Noninterest Expense
Total noninterest expense (GAAP)	$16,696	$16,437	$15,782	$49,115	$49,308
Subtract: merger expenses	—	—	—	—	(2,032)
Subtract: amortization expense	(434)	(433)	(442)	(1,301)	(1,325)
Adjusted operating noninterest expense (non-GAAP)	$16,262	$16,004	$15,340	$47,814	$45,951

Efficiency Ratio
Total noninterest expense (GAAP)	$16,696	$16,437	$15,782	$49,115	$49,308
Subtract/Add: other real estate owned (expense) income, net	(212)	—	—	(212)	7
Subtract: amortization of intangibles	(434)	(433)	(442)	(1,301)	(1,325)
Add: gain on disposal of premises and equipment, net	—	—	9	—	16
Subtract: merger expenses	—	—	—	—	(2,032)
Adjusted operating non-interest expense (non-GAAP)	$16,050	$16,004	$15,349	$47,602	$45,974
Tax-equivalent net interest income (non-GAAP)	$21,295	$20,071	$18,385	$60,130	$54,571
Total noninterest income (GAAP)	4,084	4,018	4,500	11,926	12,000
Add/Subtract: loss (gain) on disposal of premises and equipment	12	(56)	—	(44)	—
Subtract: net (gain) on subordinated debt payoff	—	—	—	—	(80)
Subtract: bargain purchase gain	—	—	(304)	—	(304)
Subtract: securities (gains), net	—	—	—	(8)	—
Adjusted income for efficiency ratio (non-GAAP)	$25,391	$24,033	$22,581	$72,004	$66,187

Efficiency ratio (non-GAAP)	63.21%	66.59%	67.97%	66.11%	69.46%

FIRST NATIONAL CORPORATION

Non-GAAP Reconciliation

(in thousands, except share and per share data)

(unaudited)
	For the Three Months Ended			For the Nine Months Ended
	Sept 30, 2026	Jun 30, 2026	Sept 30, 2025	Sept 30, 2026	Sept 30, 2025
Tax-Equivalent Net Interest Income
GAAP measures:
Interest income – loans	$23,496	$22,145	$21,430	$66,658	$63,661
Interest income – investments and other	3,424	3,488	3,657	10,224	10,612
Interest expense – deposits	(5,471)	(5,410)	(6,246)	(16,295)	(18,363)
Interest expense – subordinated debt	(171)	(170)	(479)	(509)	(1,414)
Interest expense – junior subordinated debt	(69)	(69)	(67)	(204)	(199)
Interest expense – other borrowings	(3)	(3)	—	(11)	(3)
Net interest income	$21,206	$19,981	$18,295	$59,863	$54,294
Non-GAAP measures:
Add: Tax benefit realized on non-taxable interest income – loans (6)	$11	$12	$11	$34	$39
Add: Tax benefit realized on non-taxable interest income – municipal securities (6)	78	78	79	233	238
Tax benefit realized on non-taxable interest income	$89	$90	$90	$267	$277
Tax-equivalent net interest income (non-GAAP)	$21,295	$20,071	$18,385	$60,130	$54,571

Tangible Common Equity and Tangible Assets
Total assets (GAAP)	$2,074,860	$2,075,645	$2,030,754	$2,074,860	$2,030,754
Subtract: goodwill	(3,030)	(3,030)	(3,030)	(3,030)	(3,030)
Subtract: core deposit intangibles, net	(11,918)	(12,352)	(13,661)	(11,918)	(13,661)
Tangible assets (Non-GAAP)	$2,059,912	$2,060,263	$2,014,063	$2,059,912	$2,014,063

Total shareholders’ equity (GAAP)	$195,553	$193,588	$181,209	$195,553	$181,209
Subtract: goodwill	(3,030)	(3,030)	(3,030)	(3,030)	(3,030)
Subtract: core deposit intangibles, net	(11,918)	(12,352)	(13,661)	(11,918)	(13,661)
Tangible common equity (Non-GAAP)	$180,605	$178,206	$164,518	$180,605	$164,518

Tangible common equity to tangible assets ratio (non-GAAP)	8.77%	8.65%	8.17%	8.77%	8.17%

Tangible Book Value Per Share
Tangible common equity (non-GAAP)	$180,605	$178,206	$164,518	$180,605	$164,518
Common shares outstanding, ending	9,057,224	9,042,629	9,009,209	9,057,224	9,009,209
Tangible book value per share (non-GAAP)	$19.94	$19.71	$18.26	$19.94	$18.26

(1) Non-GAAP financial measure. See “Non-GAAP Financial Measures” and “Non-GAAP Reconciliation” tables for additional information and detailed calculations of adjustments.

(2) The Company is a small bank holding company under applicable regulations and guidance and is not subject to the minimum regulatory capital regulations for bank holding companies. The regulatory requirements that apply to bank holding companies that are subject to regulatory capital requirements are presented below, along with the Company's capital ratios as determined under those regulations.

(3) All ratios on September 30, 2026, are estimates and subject to change pending the Bank's filing of its Call Report. All other periods are presented as filed.

(4) Ratios are annualized.

(5) Capital ratios presented are for First Bank.

(6) The tax rate utilized in calculating the tax benefit is 21%.

(7) Yields and interest income are presented on a taxable-equivalent basis using the federal statutory tax rate of 21%.